CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 88 to File No. 033-50718; Amendment No. 90 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated September 21, 2009 and September 28, 2009, included in the July 31, 2009 Annual Reports to shareholders.

                                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 23, 2009